INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Vizacom Inc. (the "Company") on Form S-3 of our report dated March 23, 2000 (March 27, 2000, as to Note 12), with respect to the financial statements of PWR Systems included in Amendment No. 1 on Form 8-K/A and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registrtion Statement.

We also consent to the reference to us under the heading as "Experts" in the Prospectus forming a part of this Registration Statement.

/s/ Deloitte & Touche, LLP

Jericho, New York
September 28, 2000